Exhibit 99.2
REVOCABLE PROXY
FNB FINANCIAL SERVICES CORPORATION
ANNUAL MEETING OF SHAREHOLDERS
JULY 25, 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned acknowledges receipt from FNB Financial Services Corporation (the “Corporation”), prior to the election of this proxy, of the Notice of Annual Meeting and Joint Proxy Statement dated June 12, 2007.
     The undersigned hereby appoints the official proxy committee of the Corporation comprised of all of the members of the Board of Directors of the Corporation, each with full power of substitution, to act as attorneys and proxies for the undersigned, and to vote all shares of Common Stock of the Corporation which the undersigned is entitled to vote only at the Annual Meeting of Shareholders, to be held at 1501 Highwoods Boulevard, Suite 400, Community Room, Greensboro, North Carolina at 10:00 a.m., Eastern Daylight Savings Time, on July 25, 2007 and at any and all adjournments thereof as follows:
     If a proxy is returned and no instructions are given, the proxy will be voted for each of the proposals. If instructions are given with respect to one but not all proposals, (i) such instructions as are given will be followed, and (ii) the proxy will be voted for any proposal for which no instructions are given. If any other business that falls within the purposes set forth in the Notice of Annual Meeting is presented at the Annual Meeting, this proxy shall be voted in accordance with the proxy committee’s best judgment.
PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS INSTRUCTION CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE.
(Continued, and to be marked, dated and signed, on the other side)
          FOLD AND DETACH HERE

FNB FINANCIAL SERVICES CORPORATION – ANNUAL MEETING, JULY 25, 2007
YOUR VOTE IS IMPORTANT!
You can vote in one of three ways:
1.	Call toll free 1-866-595-8754 on a Touch-Tone Phone. There is NO CHARGE to you for this call.
or
2.	Via the Internet at https://www.proxyvotenow.com/fnbf and follow the instructions.
or
3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.
PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

Revocable Proxy
Annual Meeting of Shareholders JULY 25, 2007	FNB FINANCIAL SERVICES CORPORATION	Please mark as indicated in this example	☒

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” EACH OF THE PROPOSALS.	For	Against	Abstain
1. ADOPTION OF THE MERGER AGREEMENT. To adopt the Agreement and Plan of Merger by and between LSB Bancshares, Inc. (“LSB”) and the	☐	☐	☐
Corporation, dated as of February 26, 2007, as it may be amended from time to time, pursuant to which the Corporation will be merged with and into LSB (the “Merger Agreement”).

Please be sure to date and sign	Date:
this proxy card in the box below.

Sign above

2.	ELECTION OF DIRECTORS: Nominees:	For ☐	Withhold All ☐	For All Except ☐

(01) Pressley A. Ridgill (02) Robert V. Perkins (03) E. Reid Teague and (04) Elizabeth S. Ward until the 2010 Annual Meeting of Shareholders or until their successors are duly elected and qualified.

INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below.

3.	ADJOURNMENT OF THE ANNUAL MEETING. To approve the adjournment of the Annual Meeting of Shareholders, if necessary or appropriate, to solicit additional proxies.	For ☐	Against ☐	Abstain ☐
     The proxy holder may vote and otherwise represent the undersigned on any other matter as may properly come before the Annual Meeting or any adjournments thereof, in accordance with their best judgment.

Mark here If you plan to attend the meeting				☐
Mark here for address change and note change				☐

     Please sign exactly as your name(s) appears on this card. If shares are held by joint tenants, both should sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. If a limited liability company, please sign in the company’s name by manager.

+	* * * IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW * * *	+

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

PROXY VOTING INSTRUCTIONS
Stockholders of record have three ways to vote:
1. By Mail; or
2. By Telephone (using a Touch-Tone Phone); or
3. By Internet.
A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m., Eastern Daylight Time on July 25, 2007. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone

Call Toll-Free on a Touch-Tone Phone anytime prior to
3 a.m., Eastern Daylight Time, on July 25, 2007:
1-866-595-8754

Vote by Internet

anytime prior to
3 a.m., Eastern Daylight Time, on July 25, 2007 go to
https://www.proxyvotenow.com/fnbf

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

Your vote is important!